Ex. 10.1

PROPOSAL FOR SERVICES
proposal ref No:	P1053-010618
Project Name:	Tulane University Basketball – Altitude Chamber
Client:	Tulane University
CONTACT PERSON:	Michael J. Dunleavy, Sr.– Head Coach [****]
Client Address:	Tulane University 6823 St. Charles Avenue New Orleans, LA 70118 Tel. No.: 703-726-7005
CLIENT has requested a Proposal from Altitude International Inc. (hereinafter “AI”) to perform the following Services:

Scope of Services

The AI scope will be to manufacture, install and test/commission an Altitude International Altitude Chamber at the Tulane Basketball Strength and Conditioning Facility. Please see Attachment 1 for additional details.

Compensation
Compensation by Client to AI shall be USD $[****]. Please see Attachment 2 for additional details.
Schedule
From the date of Project Award and receipt of the Advance Payment to final testing and commissioning, we anticipate a period of 15 weeks. Please see Attachment 3 for additional details.
Other Terms
Please see Attachment 4 – Warranty and Maintenance/Service Schedule attached.

Services covered by this AGREEMENT will be performed in accordance with the attached Provisions, Schedules and Plans. This AGREEMENT supersedes all prior agreements and understandings and cannot be superseded.

CLIENT:		AI INC.:
Signature	/s/	Signature	/s/ Joseph B. Frost
Name (printed)	Chris Maitre	Name (printed)	JOSEPH B. FROST
Title	Sr. Associate A.D.	Title	Chief Operating Officer
Date	August 8, 2018	Date	1 June 2018

PROVISIONS (as applicable)

1.    Authorization to Proceed

Execution of this AGREEMENT by CLIENT will be authorization for Altitude International (hereinafter AI) to proceed with the Services, unless otherwise provided for in this AGREEMENT.

2.	Salary Costs

AI and its affiliated companies’ Salary Costs, when the basis of compensation, are the amount of wages or salaries paid AI employees for work directly performed on the Project plus a percentage applied to all such wages or salaries to cover all payroll-related taxes, payments, premiums, and benefits.

3.	Per Diem Rates

AI's and its affiliated companies’ Per Diem Rates, when the basis of compensation, are those hourly or daily rates charged for work performed on the Project by AI employees. These rates are contained in the COMPENSATION section on Page 1 and are subject to a 4% annual calendar year escalation/adjustment.

4.	Subcontracts and Direct Expenses

When Services are performed on a cost reimbursement basis, a markup of [****] percent will be applied to subcontracts and outside services and a markup of [****] percent will be applied to Direct Expenses. For purposes of this AGREEMENT, Direct Expenses are defined to include those necessary costs and charges incurred for the Project including, but not limited to: (1) the direct costs of transportation, meals, lodging, shipping, equipment and supplies; (2) AI's current standard rate charges for direct use of AI's vehicles, laboratory test and analysis, and certain field equipment; and (3) AI’s standard project charges for computing systems, and health and safety requirements as required by local and federal guidelines.

All sales, use, value added, business transfer, gross receipts, or other similar taxes will be added to AI’s compensation when invoicing CLIENT.

5.	Cost Opinions

Any cost opinions or Project economic evaluations provided by AI will be on a basis of experience and judgment, but, since AI has no control over market conditions or bidding procedures, AI cannot warrant that bids, ultimate construction cost, or Project economics will not vary from these opinions.

6.	Standard of Care

The standard of care applicable to AI's services will be the degree of skill and diligence normally employed by professional engineers or consultants performing the same or similar services at the time AI's services are performed. AI will re-perform any services not meeting this standard without additional compensation.

7.     Termination

Subject to the terms of Section 22 hereof, this AGREEMENT may be terminated for convenience on 30 days written notice by either Party or if either party fails substantially to perform through no fault of the other and does not commence correction of such nonperformance within 5 days of written notice and diligently complete the correction thereafter. On termination, AI will be paid for all authorized work performed up to the termination date plus termination expenses, such as, but not limited to, cost of equipment purchased, reassignment of personnel, subcontract termination costs, and related closeout costs.

8.     Payment to AI

When monthly invoices are issued by AI for Services performed under this AGREEMENT, CLIENT shall pay each invoice within 30 days. Interest at a rate of 1-1/2 percent per month will be charged on all past-due amounts. In the event of a disputed billing, only that disputed portion may be withheld from payment, and the undisputed portion will be paid. CLIENT will exercise reasonableness in disputing any bill or portion thereof. No interest will accrue on any disputed portion of the billing until mutually resolved.

9.	Limitation of Liability

EXCEPT FOR THE INDEMNIFICATION PROVIDED IN SECTION 17 HEREOF, AI'S MAXIMUM LIABILITY FOR ANY ACTION ARISING UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION AND WHETHER IN TORT OR CONTRACT, SHALL BE LIMITED TO THE AMOUNT OF SERVICES FEES PAID BY CLIENT FOR THE SERVICES FROM WHICH THE CLAIM AROSE. IN NO EVENT SHALL AI BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOST DATA OR LOST PROFITS, HOWEVER ARISING, EVEN IF CLIENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES AGREE TO THE ALLOCATION OF RISK SET FORTH HEREIN. This Provision takes precedence over any conflicting Provision of this AGREEMENT or any document incorporated into it or referenced by it. In no event shall AI, its affiliated companies, officers, employees, or any of its subcontractors be liable for any incidental, indirect, special, punitive, economic or consequential damages, including but not limited to loss of revenue or profits, suffered or incurred by CLIENT or any of its agents, including other contractors engaged at the project site, as a result of this Agreement or AI’s performance or non-performance of services pursuant to this Agreement. Limitations of liability provided herein will apply whether AI's liability arises under breach of contract or warranty; tort, including negligence; strict liability; statutory liability; or any other cause of action, and shall include AI's officers, affiliated corporations, employees, and subcontractors.

10.   Severability and Survival

If any of the provisions contained in this AGREEMENT are held illegal, invalid or unenforceable, the other provisions shall remain in full effect. Limitations of liability shall survive termination of this AGREEMENT for any cause.

11.   No Third Party Beneficiaries

This AGREEMENT gives no rights or benefits to anyone other than CLIENT and AI and has no third party beneficiaries except as provided in Provision 10.

12.   Materials and Samples

Any items, substances, materials, or samples removed from the Project site for testing, analysis, or other evaluation will be returned to the Project site unless agreed to otherwise. CLIENT recognizes and agrees that AI is acting as a bailee and at no time assumes title to said items, substances, materials, or samples. CLIENT recognizes that AI assumes no risk and/or liability for a waste or hazardous waste site originated by other than AI.

13.   Assignments

Neither party shall have the power to or will assign any of the duties or rights or any claim arising out of or related to this AGREEMENT, whether arising in tort, contract or otherwise, without the written consent of the other party. Any unauthorized assignment is void and unenforceable.

14.   Integration

This AGREEMENT incorporates all previous communications and negotiations and constitutes the entire agreement of the parties. If CLIENT issues a Purchase Order in conjunction with performance of the Services, general or standard terms and conditions on the Purchase Order do not apply to this AGREEMENT.

15.   Force Majeure

If performance of the Services is affected by causes beyond AI’s reasonable control, project schedule and compensation shall be equitably adjusted. Except for Client's obligation to pay AI, neither party shall be liable for any failure to perform its obligations under this Agreement or any Statement of Work if prevented from doing so by a cause or causes beyond its control, including without limitation, acts of God or public enemy, failure of suppliers to perform, fire, floods, storms, earthquakes, riots, strikes, war, and restraints of government.

16.   Confidential Information

16.1 DEFINITION. The term "CONFIDENTIAL INFORMATION" shall mean: (i) any and all information which is disclosed by either party ("OWNER") to the other ("RECIPIENT") verbally, electronically, visually, or in a written or other tangible form which is either identified or should be reasonably understood to be confidential or proprietary; and (ii) the terms, including without limitation, the pricing, of this Agreement and any proposals or other documents that preceded this Agreement. Confidential Information may include, but not be limited to, trade secrets, computer programs, software, documentation, formulas, data, inventions, techniques, marketing plans, strategies, forecasts, client lists, employee information, financial information, confidential information concerning Owner's business or organization, as Owner has conducted it or as Owner may conduct it in the future. In addition, Confidential Information may include information concerning any of Owner's past, current, or possible future products or methods, including information about Owner's research, development, engineering, purchasing, manufacturing, accounting, marketing, selling, leasing, and/or software (including third party software).

16.2 TREATMENT OF CONFIDENTIAL INFORMATION. Owner's Confidential Information shall be treated as strictly confidential by Recipient and shall not be disclosed by Recipient to any third party except to those third parties operating under non-disclosure provisions no less restrictive than in this Section 16 and who have a justified business "need to know". Client shall protect the deliverables resulting from Services with the same degree of care. This Agreement imposes no obligation upon the Parties with respect to Confidential Information which either party can establish by legally sufficient evidence: (a) was in the possession of, or was rightfully known by the Recipient without an obligation to maintain its confidentiality prior to receipt from Owner; (b) is or becomes generally known to the public without violation of this Agreement; (c) is obtained by Recipient in good faith from a third party having the right to disclose it without an obligation of confidentiality; (d) is independently developed by Recipient without the participation of individuals who have had access to the Confidential Information; or (e) is required to be disclosed by court order or applicable law, provided notice is promptly given to the Owner and provided further that diligent efforts are undertaken to limit disclosure.

16.3 RIGHTS & DUTIES. The Recipient shall not obtain, by virtue of this Agreement, any rights, title, or interest in any Confidential Information of the Owner. Within fifteen (15) days after termination of this Agreement, each party shall certify in writing to the other that all copies of Confidential Information in any form, including partial copies, have been destroyed, returned, or used solely as the Owner so directs.

16.4 SURVIVABILITY. The terms of this Section 16 shall survive termination of this Agreement. If the Parties have executed a separate agreement that contains confidentiality terms prior to or contemporaneously with this Agreement, those separate confidentiality terms shall remain in full force to the extent they do not conflict.

17.   Indemnity

17.1 INDEMNITY. Each party ("INDEMNIFYING PARTY") shall indemnify and hold the other party ("INDEMNIFIED PARTY") harmless against any third party claim, including costs and reasonable attorney's fees, in which the Indemnified Party is named as a result of the grossly negligent or intentional acts or failure to act by the Indemnifying Party, its employees or agents, while performing its obligations hereunder, which result in death, personal injury, or tangible property damage. This indemnification obligation is contingent upon the Indemnified Party providing the Indemnifying Party with prompt written notice of such claim, information, all reasonable assistance in the defense of such action, and sole authority to defend or settle such claim.

17.2 SURVIVAL. The terms of this Section 17 shall survive termination of this Agreement.

18.   Warranties and Representations

Each party warrants that it has the right and power to enter into this Agreement and an authorized representative has executed this Agreement. AI warrants that the Services will be performed in a professional and workmanlike manner in accordance with recognized industry standards. To the extent Services provided by AI are advisory, no specific result is assured or guaranteed. AI EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY (BY ANY TERRITORY OR JURISDICTION) TO THE EXTENT PERMITTED BY LAW, AND FURTHER AI EXPRESSLY EXCLUDES ANY WARRANTY OF NON-INFRINGEMENT, TITLE, FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY TO THE EXTENT PERMITTED BY LAW.

19.   Rights to Work Product

Any expression or result of AI's Services, or the work, findings, analyses, conclusions, opinions, recommendations, ideas, techniques, know-how, designs, programs, tools, applications, interfaces, enhancements, software, and other technical information (collectively "WORK PRODUCT") created by AI in the course of performing the Services hereunder are the property of AI and are licensed to Client, without further license fees, provided, however, to the extent such Work Product provided to Client by AI contains Client's Confidential Information, Client shall retain title to such Confidential Information. Client shall have no right to sublicense, transfer, assign, convey or permit any third party to use or copy any Work Product.

20.  Independent Contractor Status

AI performs this Agreement as an independent contractor, not as an employee of Client. Nothing in this Agreement is intended to construe the existence of a partnership, joint venture, or agency relationship between Client and AI.

21.  Notice

All notices or other communications referenced under this Agreement shall be made in writing and sent to the address designated above, designated in a specific Statement of Work, or designated from time to time in writing by the Parties. All notices shall be deemed given to the other party if delivered receipt confirmed using one of the following methods: registered or certified first class mail, postage prepaid; recognized courier delivery; or electronic mail.

22.  Termination of Professional Services

Unless otherwise agreed to, either party may terminate this Agreement or any Statement of Work at any time by giving the other party written notice of termination. If this Agreement or a Statement of Work is terminated by the Client, Client shall pay AI for all work performed and for all expenses incurred prior to the effective date of termination. Client shall also pay a termination fee equal to 25% of the total amount contracted for the professional service under the applicable Statement of Work. If Client provides less than six (6) business days advance notice of a Statement of Work termination for which professional services have been scheduled, the termination fee payable as set forth above shall be equal to 100% of the scheduled service as set forth in the Statement of Work.

23.  Postponement of Professional Services

No penalty will be assessed if Client postpones a scheduled professional service at least 20 business days or more before the start of the scheduled professional service. If Client postpones a scheduled professional service at least six (6) but less than twenty (20) business days before the start of the scheduled professional service, a penalty of 25% of the amount of the scheduled professional service may be assessed. If Client postpones a scheduled professional service less than six (6) business days before the start of the scheduled professional service, a penalty up to 100% of the scheduled service may be assessed.

24.   Waiver

No modification to this Agreement nor any failure or delay in enforcing any term, exercising any option, or requiring performance shall be binding or construed as a waiver unless agreed to in writing by both parties.

25.   General

This Agreement shall be governed by the laws of the United States of America as applicable in the State of Florida. Except as otherwise specifically stated herein, remedies shall be cumulative and there shall be no obligation to exercise a particular remedy. If any provision of this Agreement is held to be unenforceable, the other provisions shall nevertheless remain in full force and effect. This Agreement and the Statement(s) of Work constitute the entire understanding between the Parties with respect to the subject matter herein and may only be amended or modified by a writing signed by a duly authorized representative of each party. This Agreement may be executed by facsimile. This Agreement replaces and supersedes any prior verbal or written understandings, communications, and representations between the Parties regarding the subject matter contained herein. No purchase order or other ordering document that purports to modify or supplement the printed text of this Agreement or any Exhibit shall add to or vary the terms of this Agreement or Exhibit. All such proposed variations, edits, or additions (whether submitted by AI or Client) to this Agreement or to a Statement of Work, are objected to and deemed material unless otherwise mutually agreed to in writing.

26.  Dispute Resolution and Governing Laws

The parties will use their best efforts to resolve amicably any dispute, including use of alternative dispute resolution options.

This Agreement shall be governed by and construed in accordance with the laws and regulations of the United States of America as applied in the State of Florida.

All disputes shall be submitted to the exclusive jurisdiction of the courts of Palm Beach County, Florida.

27.  Changes

CLIENT may make or approve changes within the general Scope of Services in this AGREEMENT. If such changes affect AI’s cost of or time required for performance of the services, an equitable adjustment will be made through an amendment to this AGREEMENT.

28.  Delay of Contract

If the CLIENT causes the project schedule to be extended beyond noted schedule, the CLIENT shall be liable for a 5% (of the contract amount) per month delay payment. The total of these payments shall not exceed 20% of the total contract fee.

Further, should the schedule extend beyond the scheduled completion date at no fault of AI, AI will be entitled to full payment of the contract amount on the scheduled completion date regardless of the project status.

ATTACHMENT 1 - Scope of Services

Altitude International Altitude Chamber -

Tulane Basketball, New Orleans, LA

PROJECT DESCRIPTION

The Tulane Basketball Team Strength and Conditioning Facility is located on the Campus of Tulane University in New Orleans, Louisiana. The Basketball Team desires to add an altitude chamber to augment the capability of the facility and further their commitment to excellence in training and player rehabilitation fitness. This new facility will include an approximately [****] square foot simulated altitude room (hereinafter the “chamber”) within the existing building S&C center. The chamber will be developed using two existing interior walls of the facility as depicted on the attached sketches and photographs. The AI scope will be to manufacture, install, test and commission an Altitude Chamber as noted in further detail below.

General Performance Specifications:

●	Nominal chamber volume: [****]
●	Simulated Altitude Capability: [****] feet

Project Notes:

●	Project area located within an existing building (depicted on attached Drawing 1)
●	Project area is approximately [****] consisting of a single room (see attached Drawing 1, “Chamber Area”)
●

Chamber area will require the erection of a two sided aluminum framed polycarbonate panel wall system and door structure and a ceiling structure of similar material. Chamber ceiling height will be governed by existing building facilities (lighting, etc.)

●	A stand-alone recirculating air conditioning system will be installed for the Chamber.

Protect Inclusions – The following items are included in the development of the Project.

1.	Project permitting (as required, fees by Owner)
2.	Erect two polycarbonate panel wall systems. System to include one double door entry.
3.	Erect a polycarbonate panel ceiling system.
4.	Sealing and painting of an interior wall (block) of the Chamber as required (color preference by Owner)
5.	Electrical hook-up for Chamber systems (see Owner Supplied Notes)
6.	Installation of a stand-alone A/C system to cool the chamber (see Owner Supplied Notes)
7.	HMI Controller with custom Pre-Sets

MAJOR EQUIPMENT DESCRIPTION TO BE SUPPLIED & INSTALLED BY AI

Qty./ Unit	Description
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

Primary Power Consumption (kW):

Air Compressor/Dryer (3 phase)	11
A/C Condenser (3 phase)	7

Foot Prints for Major Equipment (approximate in feet):

ASU Control Panel (L x H x D) – wall mounted	3 x 3 x 1
AHU (L x H x D) – wall mounted	5 x 2 x 1
Air Compressor/Dryer (L x W x H) – floor mounted	5 x 2 x 5
A/C Condenser (L x W x H) – floor mounted	4 x 4 x 2

CUSTOMER SUPPLIED ITEMS OR SERVICES

Utilities Required

●

Main Power: Separate main power supplies and disconnects - (1 x 11kW, 3 phase, 240VAC 60Hz) terminated next to Air Compressor location and (1 x 7kW, 3 phase, 240VAC 60Hz) terminated next to A/C Condenser location. on the back interior wall of the building with master power disconnection for maintenance.

●	Minor Power: 110VAC single phase power outlets will be used for ASU/Control Panel power and AHU power.
●	Grounding: Grounding for supplied equipment.
●	Drainage for AHU and air compressor condensate.
●	Fresh air and exhaust ducting as required for compressors and drier

Site and Site Support

●	Facility support as required to locate lighting and other existing resources.
●	Contract assumes existing fire sprinkler system requires no movement or alteration.
●	Site should be clear and leveled. On-site equipment placement support by Client.
●	Area for compressors and support equipment shall be made ready to accept all equipment. Location shall be covered from direct sunlight.
●	Electrical designation of the site should be non-hazardous. .
●	Site shall be available to AI authorized representatives and subcontractor personnel.
●	The use of Union labor will not be required.

Drainage Requirements

The compressor system includes an oil/water separator, which removes moisture from the air stream. This condensate water is contaminated with a small amount of oil carry over from the oil-lubricated compressors, which is fed to an oil/water separator (supplied) where this contamination is removed. The AHU evaporator also requires drainage of condensate. The resulting water needs to be fed to a Client supplied drainage system.

Site Access

Client shall give AI uninterrupted access to the site for System installation. Installation may include hours other than normal operation times for the Client.

Installation

Client shall permit Altitude International staff, subcontractors or designates full rights for installation.

ATTACHMENT 2 - Compensation and Conditions of Payment

Altitude International Altitude Chamber -

Tulane Basketball, New Orleans, LA

COMPENSATION

The total proposal price for the scope of services as per Attachment 1, Manufacture, Installation, Testing and Commissioning of an Altitude International Altitude Chamber is :

USD[****].

CONDITIONS OF PAYMENT

Compensation shall be paid by CLIENT to Altitude International Inc. as noted below:

1.      ADVANCE PAYMENT

Advance payment of[****]of the total PROPOSAL PRICE [****] shall be paid by the CLIENT by wire transfer to an AI designated bank account no later than 7 days after signature of the AGREEMENT by CLIENT and AI. Such advance payment shall be made against an AI invoice for the advance payment, which shall be submitted to the CLIENT within 24 hours after receipt of the executed AGREEMENT.

2.      PAYMENT PRIOR TO THE SHIPMENT OF AI SYSTEM

Prior to shipment a[****] of the total PROPOSAL PRICE [****] shall be paid by the CLIENT by wire transfer to AI prior to the shipment of equipment to the site.

Payment shall be made within 7 days after the presentation of the following documents:

A. AI commercial invoice equivalent to [****] of PROPOSAL PRICE.

3.      PAYMENT UPON INSTALLATION

Upon installation, [****] of the total PROPOSAL PRICE [****] shall be paid by the CLIENT by wire transfer to AI at the completion of Installation.

Payment shall be made within 7 days after the presentation of the following documents:

A.	AI commercial invoice equivalent to [****] of PROPOSAL PRICE.

4.      PAYMENT UPON COMMISSIONING AND HAND OVER

At handover, [****] of the total Proposal Price [****] shall be paid by the CLIENT by wire transfer to AI after Commissioning and Hand Over.

Payment shall be made within 7 days after the presentation of the following documents:

A.	Completion certificate signed as a mark of acceptance by CLIENT’s nominated representative/Engineer.
B.	AI commercial invoice equivalent to [****] of PROPOSAL PRICE.
C.	User Manual and Warranty Information.

ATTACHMENT 3 - Schedule

Altitude International Altitude Chamber -

Tulane Basketball, New Orleans, LA

Projected Schedule

D.

The projected schedule for the project is depicted on the below table. It should be noted that this schedule is predicated on starting on the identified Notice to Proceed date and timely approvals from permitting agencies and the client. The schedule is also driven by other products in the manufacturing pipeline at the time Notice to Proceed is given by the Client.

Projected Schedule

Info	Task Name	Duration	Start	Finish
1	Contract Execution and NTP	[****]	[****]	[****]
2	Procurement	[****]	[****]	[****]
3	Manufacturing	[****]	[****]	[****]
4	Civil Works	[****]	[****]	[****]
5	Installation	[****]	[****]	[****]
6	Commissioning and Hand Over	[****]	[****]	[****]

ATTACHMENT 4 – Warranty, Maintenance and Service

Altitude International Altitude Chamber -

Tulane Basketball, New Orleans, LA

WARRANTY

[****]

MAINTENANCE / SERVICE SCHEDULE

●

Regular maintenance consists of the replacement of filters and fluids and general cleaning of the AI and compressors systems. The filters and fluids to be changed as part of the regular maintenance program include those identified on the Service Schedule attached as part of this Section.

●

Extended maintenance may include such items as the oxygen sensors and ASU membranes. These items will be addressed as factory replacement items and should not be attempted by the client. With respect to longevity, the solid-state oxygen sensors should be calibrated every 12 months and can be checked regularly with a hand held analyzer to ensure calibration is maintained. These sensors should be replaced once they cannot hold calibration properly. ASU filter membranes are rated with a lifetime of approximately 10 years. Should a membrane become restricted or are past their rated lifetime, they should be replaced immediately. The air compressor will need routine service in the form of oil being renewed every 4000 hours along with the oil separator in order to ensure that it's working to its full potential. The oil change may be extended after oil analysis.